Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
(203) 614-5600
www.frontier.com

FOR IMMEDIATE RELEASE

Frontier Communications Corporation Announces Successful Completion of Debt Tender Offers

STAMFORD, Conn., April 24, 2013 – Frontier Communications Corporation (NASDAQ: FTR) announced today that it has successfully completed its previously announced debt tender offers to purchase any and all of its outstanding 6.625% Senior Notes due 2015 (the "March 2015 Notes"), any and all of its outstanding 7.875% Senior Notes due 2015 (the "April 2015 Notes") and up to $225 million aggregate principal amount of its 8.250% Senior Notes due 2017 (the “2017 Notes” and together with the March 2015 Notes and the April 2015 Notes, the “Notes”).

As a result, Frontier accepted for purchase $0.7 million aggregate principal amount of March 2015 Notes and $0.8 million aggregate principal amount of April 2015 Notes validly tendered after 5:00 p.m., New York City time, on April 9, 2013 (the "2015 Notes Early Tender Deadline") and prior to 9:00 a.m. New York City time on April 24, 2013 (the "Expiration Date"), and $225 million aggregate principal amount of 2017 Notes validly tendered and not validly withdrawn prior to the Expiration Date.

The March 2015 Notes were purchased at a purchase price of $1,082.37 for each $1,000 principal amount of March 2015 Notes validly tendered and the April 2015 Notes were purchased at a purchase price of $ 1,111.91 for each $1,000 principal amount of April 2015 Notes validly tendered. Frontier previously accepted for purchase $194.2 million aggregate principal amount of March 2015 Notes and $277.1 million aggregate principal amount of April 2015 Notes, plus accrued and unpaid interest to the date of purchase on April 10, 2013, representing all March 2015 Notes and April 2015 Notes that were validly tendered and not validly withdrawn prior to the 2015 Notes Early Tender Deadline.

As more fully described in the Offer to Purchase, dated March 27, 2013 (the "Offer to Purchase"), the consideration payable for each $1,000 principal amount of 2017 Notes validly tendered was determined based on a modified "Dutch Auction" procedure subject to a limit on the aggregate principal amount of 2017 Notes to be purchased equal to $225 million. Pursuant to a formula as set forth in the Offer to Purchase, the Clearing Premium (as defined in the Offer to Purchase) is $30.00, resulting in a 2017 Notes Total Consideration (as defined in the Offer to Purchase) of $1,190.00, including an early tender premium of $30.00, for each $1,000 principal amount of 2017 Notes validly tendered prior to 5:00 p.m., New York City time, on April 11, 2013 (the "2017 Notes Early Tender Deadline"), and a 2017 Notes Offer Consideration (as defined in the Offer to Purchase) of $1,160.00 for each $1,000 principal amount of 2017 Notes validly tendered after the 2017 Notes Early Tender Deadline and prior to the Expiration Date.  Because the aggregate amount of 2017 Notes tendered exceeded $225 million, the tendered 2017 Notes will be prorated as provided in the Offer to Purchase with a proration factor of approximately .118 for all holders that tendered at the clearing price.

In addition, Frontier paid accrued and unpaid interest on all Notes tendered and accepted for payment from the last interest payment date up to, but not including, today.

Frontier used net proceeds from the sale of its offering of $750 million of 7.625% Senior Notes due 2024, plus cash on hand, to purchase the Notes. As a result of the successful tender offers, the amount of March 2015 Notes, April 2015 Notes and 2017 Notes outstanding are $105.0 million, $96.9 million and $606.9 million, respectively.

The tender offers are expected to result in an after-tax charge of approximately $63.6 million for the quarter ended June 30, 2013, or $0.06 per share.

J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Merrill Lynch, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and RBS Securities Inc. served as dealer managers for the tender offers.

This announcement does not constitute an offer to buy or the solicitation of an offer to sell any securities in any jurisdiction or in any circumstances in which such offer or solicitation is unlawful.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced business communications for medium and large businesses in 27 states. Frontier's approximately 14,700 employees are based entirely in the United States. More information is available at www.frontier.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: the effects of greater than anticipated competition which could require us to develop new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; the effects of competition from cable, wireless and other wireline carriers; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; the effects of changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures, product and service offerings and measurement of speeds and capacity, including the lack of assurance that our network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, pension and postemployment expenses and related funding requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts in 2013 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2013 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity may affect our payment of dividends on our common shares; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

INVESTOR CONTACTS:		MEDIA CONTACT:
Robert Starr	Luke Szymczak	Brigid Smith
Senior Vice President and Treasurer	Vice President, Investor Relations	Assistant Vice President, Corporate Communications
(203) 614-5708	(203) 614-5044	(203) 614-5042
robert.starr@ftr.com	luke.szymczak@ftr.com	brigid.smith@ftr.com

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